SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2004

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	NO. 0-13818	NO. 66-0416582

(State or other jurisdiction of incorporation) File Number)	(Commission Identification No.)	(IRS Employer

209 MUÑOZ RIVERA AVENUE HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 765-9800

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On May 12, 2004, Popular, Inc. (the “Corporation”) issued a press release announcing that the Corporation’s Board of Directors had declared a cash dividend of $0.32 per common share for the second quarter of 2004. This represents an 18.5 percent increase over the $0.27 per common share paid in previous quarterly cash dividends. The dividend is payable on July 1, 2004 to shareholders of record on June 11, 2004. The Corporation’s Board also authorized a stock split in the form of a stock dividend of one additional share of common stock for each common stock share held as of the record date of June 18, 2004. The new shares will be distributed on July 8, 2004. A copy of the press release is attached hereto as Exhibit 99(1) to this Current Report on Form 8-K and incorporated herein by reference. The information in this Form 8-K, including Exhibit 99.1, shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     99.1 Press Release announcing the declaration of the cash dividend and stock split

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: May 12, 2004	By: Name: Title:	S/Ileana González Quevedo Ileana González Quevedo Senior Vice President and Comptroller

Exhibit Index

Exhibit Number	Description
99.1	Press Release announcing the declaration of the cash dividend and stock split